                             AMENDED AND RESTATED
                        INVESTMENT ADVISORY AGREEMENT

      AMENDED  AND  RESTATED  AGREEMENT,  dated as of the 1st day of  January,
2005,  by and  between  OPPENHEIMER  EMERGING  GROWTH  FUND,  a  Massachusetts
business trust (the "Fund"), and  OPPENHEIMERFUNDS,  INC.  (hereinafter called
"OFI").

      WHEREAS,  the Fund is an  open-end,  diversified  management  investment company  registered as such with the Securities and Exchange  Commission  (the
"Commission")  pursuant to the Investment Company Act of 1940 (the "Investment
Company Act"), and OFI is a registered investment adviser;

      WHEREAS,  the Fund and OFI have  entered  into and  Investment  Advisory
Agreement dated November 1, 2000;

      WHEREAS,  the Fund and OFI have  agreed,  per  resolution  of the Fund's
Board of Trustees dated December 12th,  2003, to reduce the Fund's  management fee on assets in excess of $200 million;  and further  agreed,  per resolution of the Fund's Board of Trustees  dated  December 10, 2004,  to further  reduce the Fund's management fee;

      NOW,  THEREFORE,  in  consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.    General Provisions.

      The Fund  hereby  employs  OFI and OFI hereby  undertakes  to act as the investment  adviser of the Fund and to perform for the Fund such other  duties and functions as are  hereinafter set forth.  OFI shall, in all matters,  give to the Fund and its  Board  of  Trustees  the  benefit  of its best  judgment, effort,  advice and  recommendations  and shall,  at all times conform to, and use its best  efforts to enable the Fund to conform to (i) the  provisions  of the Investment Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or federal law; (iii) the provisions of the  Declaration  of Trust and  By-Laws  of the Fund as  amended  from time to time; (iv) policies and  determinations  of the Board of Trustees of the Fund;
(v) the  fundamental  policies  and  investment  restrictions  of the  Fund as reflected in its  registration  statement under the Investment  Company Act or
as  such   policies  may,  from  time  to  time,  be  amended  by  the  Fund's shareholders;  and (vi) the Prospectus and Statement of Additional Information
of the  Fund in  effect  from  time to  time.  The  appropriate  officers  and employees of OFI shall be available upon  reasonable  notice for  consultation with any of the  Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund  including  the valuation of any of the Fund's  portfolio  securities  which are either not  registered for public sale or not being traded on any securities market.

2.    Investment Management.

      (a) OFI shall,  subject to the direction and control by the Fund's Board of Trustees,  (i) regularly provide  investment advice and  recommendations to the  Fund  with  respect  to its  investments,  investment  policies  and  the purchase and sale of securities;  (ii) supervise  continuously  the investment program of the Fund and the  composition  of its portfolio and determine  what securities shall be purchased or sold by the Fund; and (iii) arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other  investments  for  the  Fund  and  the  sale  of  securities  and  other investments held in the portfolio of the Fund.

      (b)   Provided   that  the  Fund  shall  not  be  required  to  pay  any
compensation  other  than as  provided  by the  terms  of this  Agreement  and subject to the provisions of paragraph "7" hereof,  OFI may obtain  investment
information,   research  or  assistance   from  any  other  person,   firm  or
corporation  to  supplement,   update  or  otherwise  improve  its  investment
management services.

      (c)  Provided  that  nothing  herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross negligence in the performance of its duties,  or  reckless  disregard  of its  obligations  and  duties  under  the
Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions  in  connection  with any  matters  to which  this
Agreement relates.

      (d) Nothing in this Agreement  shall prevent OFI or any officer  thereof from acting as investment  adviser for any other person,  firm or  corporation and  shall  not in any way  limit  or  restrict  OFI or any of its  directors, officers or employees  from buying,  selling or trading any securities for its own  account  or for the  account of others for whom it or they may be acting, provided that such  activities will not adversely  affect or otherwise  impair the performance by OFI of its duties and obligations  under this Agreement and under the Investment Advisers Act of 1940.

3.    Other Duties of OFI.

      OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and  clerical  personnel  as shall be required to provide effective  corporate  administration  for the Fund,  including the compilation and  maintenance  of  such  records  with  respect  to its  operations  as may reasonably  be  required;  the  preparation  and filing of such  reports  with respect  thereto  as shall  be  required  by the  Commission;  composition  of periodic  reports with respect to its operations for the  shareholders  of the
Fund;  composition of proxy materials for meetings of the Fund's  shareholders and the  composition  of such  registration  statements  as may be required by federal  securities laws for continuous public sale of shares of the Fund. OFI shall,  at its own cost and  expense,  also  provide  the Fund  with  adequate office space, facilities and equipment.

4.    Allocation of Expenses.

      All other costs and  expenses  not  expressly  assumed by OFI under this
Agreement,  or to be paid by the  General  Distributor  of the  shares  of the
Fund,  shall be paid by the Fund,  including,  but not limited to (i) interest and taxes; (ii) brokerage  commissions;  (iii) premiums for fidelity and other insurance coverage requisite to its operations;  (iv) the fees and expenses of its Trustees; (v) legal and audit expenses;  (vi) custodian and transfer agent fees and expenses;  (vii)  expenses  incident to the redemption of its shares;
(viii)  expenses  incident  to the  issuance  of its  shares  against  payment therefor by or on behalf of the subscribers  thereto;  (ix) fees and expenses, other  than  as  hereinabove  provided,  incident  to the  registration  under federal  securities  laws of shares of the Fund for public sale;  (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Fund;  (xi) except as noted above,  all other  expenses  incidental  to holding  meetings  of the Fund's  shareholders;  and (xii) such  extraordinary non-recurring  expenses as may arise,  including litigation affecting the Fund and any  obligation  which the Fund may have to  indemnify  its  officers  and
Trustees with respect thereto.  Any officers or employees of OFI or any entity controlling,  controlled  by or under  common  control  with OFI, who may also serve as  officers,  Trustees or  employees  of the Fund shall not receive any compensation from the Fund for their services.

5.    Compensation of OFI.

      The  Fund   agrees  to  pay  OFI  and  OFI  agrees  to  accept  as  full compensation  for the  performance  of all functions and duties on its part to be  performed  pursuant  to  the  provisions  hereof,  a fee  computed  on the aggregate  net  assets  of the Fund as of the close of each  business  day and payable monthly at the following annual rates:

                  0.90% of the first $200 million of aggregate net assets;
                  0.85% of the next $200 million of aggregate net assets;
                  0.80% of the next $200 million of aggregate net assets; and
                  0.75% of the aggregate net assets in excess of $600 million.

6.    Use of Name "Oppenheimer."

      OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name  "Oppenheimer"  in the name of the Fund for the  duration of this
Agreement  and any  extensions  or renewals  thereof.  Such license may,  upon termination of this  Agreement,  be terminated by OFI, in which event the Fund shall  promptly take  whatever  action may be necessary to change its name and discontinue any further use of the name  "Oppenheimer" in the name of the Fund or  otherwise.  The  name  "Oppenheimer"  may be  used or  licensed  by OFI in connection with any of its activities or licensed by OFI to any other party.

7.    Portfolio Transactions and Brokerage.

      (a) OFI is authorized,  in arranging the Fund's portfolio  transactions, to employ or deal with such members of  securities or  commodities  exchanges, brokers or dealers,  including  "affiliated"  broker  dealers (as that term is defined in the  Investment  Company Act)  (hereinafter  "broker-dealers"),  as may,  in its best  judgment,  implement  the policy of the Fund to obtain,  at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the  most  favorable  security  price  obtainable)  of  the  Fund's  portfolio transactions  as  well  as  to  obtain,  consistent  with  the  provisions  of subparagraph  "(c)" of this  paragraph  "7," the  benefit  of such  investment
information  or  research  as  may  be  of   significant   assistance  to  the
performance by OFI of its investment management functions.

      (b) OFI shall  select  broker-dealers  to effect  the  Fund's  portfolio transactions  on the basis of its  estimate  of their  ability to obtain  best execution of particular and related portfolio  transactions.  The abilities of
a   broker-dealer   to  obtain  best   execution   of   particular   portfolio
transaction(s)  will be judged by OFI on the basis of all relevant factors and considerations  including,  insofar as feasible,  the  execution  capabilities required by the  transaction or  transactions;  the ability and willingness of
the   broker-dealer  to  facilitate  the  Fund's  portfolio   transactions  by
participating  therein  for its own  account;  the  importance  to the Fund of
speed,   efficiency   or   confidentiality;   the   broker-dealer's   apparent
familiarity  with  sources  from or to whom  particular  securities  might  be purchased or sold; as well as any other  matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

      (c)  OFI  shall  have  discretion,  in the  interests  of the  Fund,  to allocate  brokerage on the Fund's  portfolio  transactions  to  broker-dealers other than  affiliated  broker-dealers,  qualified to obtain best execution of such  transactions  who provide  brokerage  and/or research  services (as such services  are defined in Section  28(e)(3) of the  Securities  Exchange Act of
1934) for the Fund  and/or  other  accounts  for which OFI and its  affiliates exercise "investment  discretion" (as that term is defined in Section 3(a)(35)
of the  Securities  Exchange  Act of 1934)  and to cause  the Fund to pay such broker-dealers  a commission  for  effecting a portfolio  transaction  for the
Fund that is in  excess of the  amount  of  commission  another  broker-dealer adequately  qualified  to effect  such  transaction  would  have  charged  for effecting  that  transaction,  if OFI  determines,  in good  faith,  that such commission  is  reasonable  in relation to the value of the  brokerage  and/or research  services provided by such  broker-dealer,  viewed in terms of either that  particular  transaction or the overall  responsibilities  of OFI and its investment  advisory  affiliates with respect to the accounts as to which they exercise investment discretion.  In reaching such determination,  OFI will not be  required  to place or  attempt  to place a  specific  dollar  value on the brokerage  and/or  research  services  provided  or  being  provided  by  such broker-dealer.  In demonstrating  that such  determinations  were made in good faith,  OFI shall be prepared to show that all commissions  were allocated for the purposes  contemplated  by this  Agreement and that the total  commissions paid by the Fund over a representative  period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

       (d) OFI shall have no duty or  obligation  to seek advance  competitive bidding for the most favorable  commission  rate  applicable to any particular portfolio  transactions  or to select  any  broker-dealer  on the basis of its purported or "posted"  commission  rate but will,  to the best of its ability, endeavor  to be  aware  of the  current  level  of  the  charges  of  eligible broker-dealers  and to minimize the expense incurred by the Fund for effecting its portfolio  transactions  to the extent  consistent  with the interests and policies  of the Fund as  established  by the  determinations  of its Board of
Trustees and the provisions of this paragraph "7."

      (e) The Fund recognizes that an affiliated  broker-dealer (i) may act as one of the  Fund's  regular  brokers so long as it is lawful for it so to act;
(ii) may be a major recipient of brokerage  commissions  paid by the Fund; and
(iii) may effect portfolio  transactions for the Fund only if the commissions, fees or other remuneration  received or to be received by it are determined in accordance  with  procedures  contemplated  by any rule,  regulation  or order adopted  under the  Investment  Company Act for  determining  the  permissible level of such commissions.

8.    Duration.

      This  Agreement  will  take  effect on the date  first set forth  above.
Unless  earlier  terminated  pursuant to  paragraph 9 hereof,  this  Agreement shall remain in effect from year to year,  so long as such  continuance  shall be approved at least  annually by the Fund's Board of Trustees,  including the vote of the  majority of the  trustees of the Fund who are not parties to this
Agreement or "interested  persons" (as defined in the Investment  Company Act)
of any such  party,  cast in person at a meeting  called  for the  purpose  of voting on such approval,  or by the holders of a "majority" (as defined in the
Investment  Company Act) of the outstanding  voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.    Termination.

      This Agreement may be terminated (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice  (which notice may be waived by the  Fund);  or (ii) by the Fund at any time  without  penalty  upon  sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be  directed or approved by the vote of a majority  of all of the  Trustees of the Fund then in office or by the vote of the holders of a "majority" (as defined in the Investment  Company Act) of the outstanding voting securities of the Fund.

10.   Assignment or Amendment.

      This  Agreement  may not be  amended  without  the  affirmative  vote or written  consent of the  holders of a  "majority"  of the  outstanding  voting securities of the Fund, and shall  automatically and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

11.   Disclaimer of Shareholder Liability.

      OFI  understands  that the  obligations of the Fund under this Agreement are not binding upon any Trustee or  shareholder of the Fund  personally,  but bind only the Fund and the Fund's property.  OFI represents that it has notice of the  provisions  of the  Declaration  of  Trust  of  the  Fund  disclaiming shareholder liability for acts or obligations of the Fund.

12.   Definitions.

      The terms and  provisions of this  Agreement  shall be  interpreted  and defined in a manner  consistent  with the  provisions  and  definitions of the
Investment Company Act.

                              OPPENHEIMER EMERGING GROWTH FUND

                                /s/ Robert G. Zack
                              ---------------------------
                              Robert G. Zack
                              Secretary

                              OPPENHEIMERFUNDS, INC.

                                /s/ John V. Murphy
                              ---------------------------
                              John V. Murphy
                              Chairman, President &
                              Chief Executive Officer